EXHIBIT 10.51

FORM OF AGREEMENT TO AMEND PLACEMENT AGENT WARRANTS

This AGREEMENT TO AMEND (this “Agreement”) is entered into as of June 3, 2011 by and between CNS Response, Inc., a Delaware corporation (the “Company”) and the undersigned holders (“Undersigned Holders”), as the holders of Placement Agent Warrants (as defined below) to purchase the number of common stock, par value $0.001 per share (the “Common Stock”), of the Company, set forth opposite each such holder's name below.

WHEREAS, the Company issued secured convertible promissory notes (the “Secured Notes”) and warrants to purchase Common Stock at an exercise price of $0.30 per share (the “Warrants”)  pursuant to a certain Note and Warrant Purchase Agreement, dated as of October 1, 2010, between the Company and the investors party thereto;

WHEREAS, the Company issued subordinated promissory notes (the “Subordinated Notes” and collectively with the Secured Notes, the “Notes”) and Warrants pursuant to a certain Note and Warrant Purchase Agreement, dated as of January 20, 2011, between the Company and the investors party thereto (such investors, the “Subordinated Holders” and, collectively with the Secured Holders and the holders of Placement Agent Warrants, the “Holders”);

WHEREAS, the Company between October 2010 and April 2011 issued warrants to purchase Common Stock at an exercise price of $0.33 per share (the “Placement Agent Warrants”) to Monarch Capital Group LLC and Antaeus Capital, Inc. pursuant to separate placement agent agreements (the “Placement Agent Agreements”), as partial consideration for their services as placement agents in the placement of Notes and Warrants;

WHEREAS, the Company proposes to issue shares of Common Stock in a registered public offering in Canada and the United States, in connection with which it has filed a registration statement on Form S-1 (File No. 333-173934) with the Securities and Exchange Commission (“SEC”)(the "Offering");

WHEREAS, in order to obtain the listing of shares of Common Stock on a securities exchange in connection with the Offering, the Company has been requested to solicit the amendments specified below.

NOW, THEREFORE, the Company and the Undersigned Holders agree as follows:

1.           Each Undersigned Holder hereby waives any registration rights in respect of the Placement Agent Warrants, including, without limitation, pursuant to the provisions of Section 2(b) of the Placement Agent Agreements, as they may apply to the Offering, and consents to the registration of the issuance of the shares in the Offering.

2.           a.  Notwithstanding anything to the contrary in any Placement Agent Agreement or Placement Agent Warrant, each of the Undersigned Holders hereby irrevocably agrees and consents to the amendment of their Placement Agent Warrant(s), as set forth in Exhibit A hereto, and the Company hereby agrees and consents to such amendment.  Such amendment shall be self-actuating in connection with the consummation of an Offering that yields the gross proceeds specified in Exhibit A hereto (such Offering, a “Qualified Offering”), i.e., such amendment shall be effective immediately preceding the Qualified Offering without any further action by the Company or the Undersigned Holders irrespective of whether the certificates evidencing the Placement Agent Warrants are delivered to the Company; provided, however, that the Majority Holders (as defined in each Placement Agent Warrant) shall have agreed and consented to such amendment prior to the consummation of the Qualified Offering.

b.  Simultaneously with the execution of this Agreement, each Undersigned Holder is delivering a duly executed Amendment to Warrant to Purchase Shares, the form of which is attached hereto as Exhibit A, to the Company, which shall be irrevocable and which shall be effective immediately preceding the consummation of the Qualified Offering as specified in Section 2.a. above and Exhibit A hereto.

c.  It is understood and agreed that the Company is making available to each  Undersigned Holder the same opportunity to receive the consideration set forth in Section 3 hereof.

3.           As consideration for the Undersigned Holder’s agreement to amend its Placement Agent Warrant(s) as specified herein, the Company shall issue to such Undersigned Holder a warrant to purchase a number of shares of Common Stock corresponding to 25% of the number of shares issuable upon exercise of the Placement Agent Warrant(s) held by such Undersigned Holder.  The terms of such new warrant shall be identical to the terms of the Placement Agent Warrant, as amended to give effect to the amendments specified herein and in Exhibit A hereto, except that the exercise price of such warrants shall be the price at which shares of Common Stock are sold to the public in the Qualified Offering.

4.           Each of the Undersigned Holders hereby constitutes and appoints the Company’s chief executive officer, George C. Carpenter, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in the name, place and stead of such Undersigned Holder, in any and all capacities, to execute and deliver any and all documents on behalf of such Undersigned Holder in connection with the Offering, including any escrow arrangements, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the Undersigned Holder might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

5.           THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF DELAWARE.

6.           This Agreement may only be amended by written agreement of each of the parties hereto expressly stating that such instrument is intended to modify, amend or supplement this Agreement.

7.           An Undersigned Holder may only assign this Agreement with the written consent of the Company.  The Company may freely assign this Agreement without the consent of any other party.  Any assignment of this Agreement in violation of this Section is null and void.  This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.           No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights, powers and remedies under this Agreement are cumulative and are not exclusive of any other rights, powers and remedies provided by law.

9.           This Agreement (including Exhibit A hereto) contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement between the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements between the parties hereto.  In the event of a conflict between the terms of this Agreement, on the one hand, and the terms of the Placement Agent Warrants and/or Placement Agent Agreement, on the other hand, the terms of this Agreement shall prevail and control.

10.         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement will be binding upon the Company and the Undersigned Holders and their respective successors, assigns, heirs and personal representatives.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CNS Response, Inc.

By:
Name: George Carpenter IV
Title: Chief Executive Officer

[Signature Page to Agreement to Amend]

Holders of Placement Agent Warrants:

By:
Name:
Title:

[Signature Page to Agreement to Amend]

Exhibit A

CNS RESPONSE, INC. (the “Company”)

Irrevocable Consent to Amend Warrant to Purchase Shares
issued pursuant to

[Engagement Agreement, dated September 30, 2010, between the Company and Monarch
Capital Group, LLC

Engagement Agreement, dated January 19, 2011, between the Company and Monarch
Capital Group, LLC]

[Engagement Agreement, dated April 15, 2011, between the Registrant and Antaeus
Capital, Inc.]

CNS Response, Inc., a Delaware corporation (the “Company”) issued to the undersigned holder (the “Holder”) a warrant to purchase ________________ fully paid and nonassessable shares of common stock, par value $0.001 per share, of the Company (the “Warrant”), pursuant to the agreement specified above.

In accordance with and pursuant to the Agreement to Convert and Amend, the Holder hereby agrees and consents to amend the Warrant as specified below, with such amendment being “self-actuating” in connection with the consummation of a registered public offering in Canada and the United States for which the Company has filed a registration statement on Form S-1 (File No. 333-173934) with the Securities and Exchange Commission if such offering yields gross proceeds of at least $10 million (such offering, a “Qualified Offering”). “Self-actuating” shall mean that such amendment shall be effective immediately preceding the Qualified Offering without any further action by the Company or the undersigned irrespective of whether the certificate evidencing the Warrant being amended is delivered to the Company; provided, however, that the Majority Holders (as defined in the Placement Agent Warrant) shall have agreed and consented to such amendment prior to the consummation of the Qualified Offering.

1.           Amendment of Warrant. The Warrant is amended as follows:

a.           Section 7(c) (“Ratchet”) of the Warrant is deleted in its entirety.

A-1

IN WITNESS WHEREOF, the undersigned has duly executed and delivered to the Company this Irrevocable Consent to Amend on the date written below.

WARRANTHOLDER:

Name:

By:
Name:
Title:

Date:________________

A-2